                                                                    Exhibit 7.13
                                                                    ------------


                               AMENDMENT NO. 1 TO
                      AMENDED AND RESTATED VOTING AGREEMENT

         This AMENDMENT NO. 1 TO AMENDED AND RESTATED VOTING AGREEMENT is entered into this 30th day of November, 2001, by and among Ceres Group, Inc., a Delaware corporation (the "Company"), and the persons and entities set forth on the signature page attached hereto.

         WHEREAS, the Company and certain individuals and entities are parties to an Amended and Restated Voting Agreement, dated July 25, 2000 (the "Voting Agreement"), pursuant to which the parties regulated certain aspects of their relationship as holders of common stock, par value $0.001 per share, of the Company;

         WHEREAS, Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company (the "Fund"), a party to the Voting Agreement, wishes to be released from all provisions of the Voting Agreement and to relinquish all rights it has thereunder, including any rights it may have to a board seat;

         WHEREAS, Billy B. Hill, Jr. and Karon Hill (together, the "Hills"), parties to the Voting Agreement, wish to be released from all provisions of the Voting Agreement; and

         WHEREAS, the Company and the parties listed on the signature parties hereto representing the Required Holders (as defined in the Voting Agreement) have agreed to amend the Voting Agreement to release the Fund and the Hills from the Voting Agreement.

         NOW, THEREFORE, in consideration of the agreements and covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

         1. Pursuant to Section 4.2 of the Voting Agreement, the Company and the Required Holders hereby agree to release the Fund and the Hills from the Voting Agreement.

         2. The Fund hereby agrees to relinquish all rights it has under the Voting Agreement.

         3. Each of the Hills hereby agrees to relinquish all rights each has under the Voting Agreement.

         4. The parties agree that Section 2.1(a)(iii) is deleted in its entirety and is of no further force and effect. The parties also agree that any reference to "Osborne," the "Osborne Group" and the "Osborne Group Closing Date" in the Voting Agreement are deleted in their entirety.

         5. The Company agrees that, upon written request by the Fund or the Hills, it shall inform the Company's transfer agent that the legend applicable to the Voting Agreement may be removed from any applicable stock certificate held by the Fund or the Hills.

         6. All questions concerning the construction, validity and interpretation of this Amendment No. 1 to the Voting Agreement, and the performance of the obligations imposed by this Amendment No. 1, shall be governed by the laws of the State of Ohio applicable to contracts made and wholly performed in that state.

         7. Except as specifically provided herein, all other terms of the Voting Agreement shall apply and shall remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, the parties hereby execute this Amendment No. 1 to the Voting Agreement as of the date set forth above.


                                           CERES GROUP, INC.


                                           /s/ Peter W. Nauert
                                           ----------------------------------
                                           By:  Peter Nauert
                                           Its: Chairman, CEO and President


                                           TURKEY VULTURE FUND XIII, LTD.


                                           /s/ Richard M. Osborne
                                           ----------------------------------
                                           By:  Richard M. Osborne
                                           Its: Manager


                                           /s/ Billy B. Hill, Jr.
                                           ----------------------------------
                                           Billy B. Hill, Jr.

                                           /s/ Karon Hill
                                           ----------------------------------
                                           Karon Hill

                               AMENDMENT NO. 1 TO
                    THE AMENDED AND RESTATED VOTING AGREEMENT
                         CONSENT OF THE REQUIRED HOLDERS



                         INTERNATIONAL MANAGED CARE (BERMUDA), L.P.

                         By: Insurance Partner Offshore (Bermuda), L.P., its general partner

                              By:   Insurance GenPar (Bermuda), L.P.,
                                    its general partner

                                    By:  Insurance GenPar (Bermuda) MGP,
                                         L.P., its general partner

                                         By:  Insurance GenPar (Bermuda)
                                              MGP, Ltd., its general partner


                                         /s/ Brad Cooper
                                         ---------------------------------------
                                         By: Brad Cooper
                                         Title: SVP


                         INTERNATIONAL MANAGED CARE, LLC

                         By:  Insurance Partner, L.P.,
                              its managing member

                              By:   Insurance GenPar, L.P.,
                                    its general partner

                                    By:  Insurance GenPar MGP, L.P.,
                                         its general partner

                                         By:  Insurance GenPar MGP, Inc.,
                                              its general partner


                                         /s/ Brad Cooper
                                         ---------------------------------------
                                         By: Brad Cooper
                                         Title: SVP


                                   /s/ Peter W. Nauert
                                   ---------------------------------------------
                                   PETER W. NAUERT

                                           CASTLE CREEK CAPITAL PARTNERS
                                           FUND IIa, LP

                                           By:  Castle Creek Capital, LLC, it
                                                general partner


                                           /s/ William J. Ruh
                                           -------------------------------------
                                           By: William J. Ruh
                                           Title: Executive Vice President


                                           CASTLE CREEK CAPITAL PARTNERS
                                           FUND IIb, LP

                                           By:  Castle Creek Capital, LLC, it
                                                general partner


                                           /s/ William J. Ruh
                                           -------------------------------------
                                           By: William J. Ruh
                                           Title: Executive Vice President